Exhibit 10.22

SECOND AMENDMENT TO

AECOM TECHNOLOGY CORPORATION

MANAGEMENT SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

EFFECTIVE JULY 1, 1998

THIS AMENDMENT, by AECOM Technology Corporation, hereinafter sometimes referred to as the “Company,” is made with reference to the following facts:

Effective July 1, 1998, AECOM Technology Corporation adopted the AECOM Technology Corporation Management Supplemental Executive Retirement Plan, Effective July 1, 1998 which reserves to the Board of Directors of AECOM Technology Corporation the right to amend said Plan (Section 4.1 thereof). The Company has executed this Second Amendment for the purpose of amending said Plan in the manner hereinafter provided.

NOW, THEREFORE, the AECOM Technology Corporation Management Supplemental Executive Retirement Plan, Effective July 1, 1998 is hereby amended as follows, effective July 1, 1998:

I.

The following sentence is added at the end of Section 2.20:

“For this purpose, the Offset Amount shall be calculated without regard to Section 3.1(a)(2)(iv) of the Pension Plan.”

II.

The following sentence as added at the end of Section 3.1:

“For avoidance of doubt, the benefit payable from this Plan shall not change by virtue of any buyback made pursuant to Section 5.8 of the Pension Plan.”

IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed as of July 1, 1998.

AECOM Technology Corporation

By:	/s/ Stephanie A. Hunter

Title:	Corporate Secretary

Date:	March 4, 2004